Exhibit 99.1

USPR ANNOUNCES EXCEPTIONAL GRADES FROM
DRILL HOLES 12-17 OF ITS 2015 DRILLING CAMPAIGN.

New York, NY- July 27, 2015- U.S. Precious Metals, Inc. (OTCQB: USPR) announces that it has completed a total of 30 drill holes to date under its 2015 drilling campaign.  USPR expects to complete the first 5,000 meter of the planned campaign by month's end.  The drilling campaign has focused on definition drilling within the Main Zone and the southern Main Zone with the goal in increasing the resource estimate while discovering additional mineralized material.

As mentioned in our prior press release, drill holes 12 through 17 targeted the southern portion of the Main Zone with our efforts focused on drilling exposed quartz sulfide veins on the surface and defining those veins at depth.  Some significant intercepts from each of the drill holes as mentioned here, are noted in the table below.

Mr. Dave Burney, the Company's chief geologist stated, " Drill holes 12 through 17 intersected exceptional grades of gold, silver and copper and in particular, drill hole 15 which has grades up to 50.93 g/t gold, 372.27 g/t silver and 13.46 % copper."  Additionally he said, "We are encouraged with the results of the first 5,000 meters and delighted by the performance of the employees and contractors that have been professional and diligent in their efforts during the first phase of the 2015 drilling campaign.

Assay Results, Holes 12 through 17
The Company has received the independent assay results from ACT Labs, Zacatecas, Mexico for these drill holes.
Holes 12 through 17 assay results demonstrate grades up to 50g/t Au (Gold), 372g/t Ag (Silver) and 13.46% Cu (Copper). Key intercepts from these holes are as follows:

			DRILL HOLE: LS-15-013
			Au FA-AAS	Ag	Cu
			g/t	g/t	%
FROM	TO	Intercept (meters)
56.00	56.54	0.54	7.778	41.8	0.242
56.54	56.90	0.36	0.11	14.2	0.125
56.90	57.40	0.50	2.187	84	0.686
57.40	57.65	0.25	0.025	1.5	0.03
57.65	58.05	0.40	15.59	204.27	4.38

			DRILL HOLE: LS-15-014
			Au FA-AAS	Ag	Cu
			g/t	g/t	%
FROM	TO	Intercept (meters)
29.85	30.35	0.50	4.217	3.8	0.257
33.10	33.75	0.65	1.208	5.3	0.057
33.75	34.15	0.40	1.663	8	0.0836
47.40	48.00	0.6	3.941	18.7	0.164
69.70	70.40	0.70	18.2	54.50	1.546

			DRILL HOLE: LS-15-015
			Au FA-AAS	Ag	Cu
			g/t	g/t	%
FROM	TO	Intercept (meters)
25.00	26.50	1.50	1.374	1.5	0.076
29.30	29.80	0.50	8.641	68.9	0.061
30.00	30.80	0.8	9.552	76.8	0.784
30.80	31.65	0.85	11.05	127.34	6.249
45.60	46.35	0.75	4.869	10.6	0.331
46.35	46.58	0.23	13.09	255.38	7.059
46.58	46.80	0.22	29.76	204.37	7.227
46.80	47.15	0.35	50.93	372.27	13.464
84.25	84.48	0.23	1.604	1.8	0.055
138.70	139.10	0.4	21.67	82.2	1.576
145.50	145.87	0.37	19.08	57.2	1.234
145.87	146.87	1	3.575	15.5	0.781
148.87	149.82	0.95	3.56	16.6	0.482
149.82	150.40	0.58	30.07	196.56	5.617

DRILL HOLE: LS-15-016
			Au FA-AAS	Ag	Cu
			g/t	g/t	%
FROM	TO	Intercept (meters)
11.80	12.28	0.48	0.022	1.5	7.978

			DRILL HOLE: LS-15-017
			Au FA-AAS	Ag	Cu
			g/t	g/t	%
FROM	TO	Intercept (meters)	0.005	0.001	1
98.65	99.08	0.43	1.486	129.41	7.101
109.90	110.10	0.20	0.652	50.7	2.141
114.40	114.57	0.17	25.46	106.33	3.485
115.30	115.70	0.40	3.886	71.1	2.56

To view a complete table of available composited results for Holes 12 through 17, please click on the following link to the Company's website: http://www.usprgold.com/exploration/assays-2015-campaign-drill-holes-12-to-17.

About USPR
US Precious Metals, Inc. is an exploration stage company engaged in the acquisition, exploration and development of mineral properties. We focus on gold, silver and copper primarily located in the State of Michoacán, Mexico owning exploration and exploitation concessions to approximately 37,000 contiguous acres of mineral rights.
www.usprgold.com.
This press release may contain certain "forward-looking statements" relating to the business of U.S. Precious Metals, Inc. and its subsidiary. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", "intended" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.
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